                                                                  EXHIBIT (c)(3)



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

                        AMENDMENT TO PURCHASE AGREEMENT
                        -------------------------------


     THIS AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 10th day of December, 1993 by and between the Base Assets Trust (the "Seller") and M.D.C. Holdings, Inc., a Delaware corporation (the "Buyer").

     WHEREAS, Seller and Buyer have entered into a Purchase Agreement, dated as of December 6, 1993 (the "Purchase Agreement") providing for the sale by Seller and the purchase by Buyer of certain shares of common stock (the "MDC Common Stock") of Buyer, shares of common stock (the "Richmond Common Stock") of Richmond Homes, Inc. I, a 45%-owned affiliate of Buyer ("Richmond"), shares of Class A Preferred Stock of Richmond and a general partnership interest in the Rock Creek Investment Partnership, all as more particularly set forth on Exhibit A to the Purchase Agreement.

     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in the manner described below.

     NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.   Amendments.
     ----------

1.01 Amendment to Section 1.02 of the Purchase Agreement.
     ---------------------------------------------------
     Section 1.02 of the Purchase Agreement is hereby amended and restated as follows:

     "Section 1.02.  Term.  This Agreement shall terminate on January 31, 1994,
      -------------------
     unless earlier terminated or extended pursuant to the provisions hereof (the "Termination Date"); provided, however, that the right to receive the Payment in Section 1.03, the rights set forth in Section 4.01(n), the rights set forth in Article V and the right to indemnification in Section
     7.07 shall survive any termination of this Agreement."

1.02 Amendment to Section 2.01 of the Purchase Agreement.
     ---------------------------------------------------
     Section 2.01 of the Purchase Agreement is hereby amended to delete the proviso set forth in (i) thereof and insert in its place the following:

          "(i) If either Messr. Larry A. Mizel or Messr. David D. Mandarich receive (x) in the case of Richmond Common Stock, consideration with a value in excess of $1,005 per share (if such consideration is received in the form of MDC Common Stock, then the value of such MDC Common Stock shall be determined by using the per share price received by Seller for its MDC common stock as determined in accordance with
          (b)(2) above), then the Purchase Price shall be adjusted by adding thereto an amount equal to the product of such excess and 1,990 or (y) in the case of MDC Common Stock, a per share purchase price in excess of the amount determined in accordance with (b)(2) above, then the Purchase Price shall be adjusted by adding thereto an amount equal to the product of such excess and 2,560,866"


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

1.03 Amendment to Section 4.01(n).  Section 4.01(n) is hereby amended to add to
     ----------------------------
     the end of such section the following:

          "In the event that Buyer consummates the purchase of Richmond Common Stock owned by Messrs. Mizel or Mandarich after the Closing Date (a "Subsequent Transaction"), the obligation to adjust the Purchase Price set forth in Section 2.01(i) hereof (the "Purchase Price Adjustment") shall survive the closing of the transactions contemplated hereby and shall terminate one year after the Closing Date; provided, however, for purposes of calculating the value of the MDC Common Stock, if any, received by Messrs. Mizel or Mandarich as consideration for such Richmond Common Stock in any Subsequent Transaction, the per share price determined pursuant to Section 2.01(b)(2) hereof shall be used, provided that the term "Closing Date" used for purposes of the calculation in Section 2.01(b)(2) shall mean the date the Subsequent Transaction is consummated. Buyer shall immediately deliver any such Purchase Price Adjustment to the Seller upon closing of the Subsequent Transaction giving rise to the Purchase Price Adjustment."

2.0  GOVERNING LAW.  THE PARTIES HERETO HEREBY EXPRESSLY AGREE THAT THE TERMS
     -------------
     AND CONDITIONS HEREOF, AND THE SUBSEQUENT PERFORMANCE HEREUNDER, SHALL BE CONSTRUED AND CONTROLLED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

3.0  Counterparts and Terms.  This Agreement may be executed in any number of
     ----------------------
     counterparts, each of which will be deemed to be an original, but such counterparts, will, together, constitute only one instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Purchase Agreement. Except as otherwise expressly amended pursuant to this Amendment, the Purchase Agreement shall continue in full force and effect.

                                       2

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.


                                    BUYER:

                                    M.D.C. HOLDINGS, INC.
                                    a Delaware corporation


ATTEST:

By:   /s/ Paris G. Reece III        By: /s/ Spencer I. Browne
   _____________________________        ______________________________


                                    SELLER:

                                    BASE ASSETS TRUST
                                    By:  Aurora National Life
                                         Assurance Company,
                                         as Trustee

ATTEST:

By:_____________________________    By: ______________________________


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                                                                              24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.


                                    BUYER:

                                    M.D.C. HOLDINGS, INC.
                                    a Delaware corporation


ATTEST:

By:_____________________________    By: __________________________



                                    SELLER:

                                    BASE ASSETS TRUST
                                    By:  Aurora National Life
                                         Assurance Company,
                                         as Trustee

ATTEST:

By: /s/ Peter Deakins               By: /s/ Michael Parks
   -----------------------------       ---------------------------


                                       3

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